UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to the Forbearance Agreement with YA Global Investments, L.P.

As previously reported by TXP Corporation (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 31, 2008, on December 11, 2008 the Company received a default letter (the “Default Letter”) from YA Global Investments, L.P. (“YA Global”) pursuant to which YA Global notified the Company that the Company is in default under the financing transactions entered into between the parties, including, without limitation (i) the securities purchase agreement dated as of May 29, 2008, (ii) the secured convertible debentures issued to YA Global thereunder, (iii) the security agreement between the Company and YA Global dated as of May 29, 2008, (iv) the securities purchase agreement dated as of March 30, 2007, (v) the secured convertible notes issued to YA Global thereunder, and (vi) all documents and instruments entered into in connection with the foregoing (collectively, the “Transaction Documents”).

As previously reported by Company in its Current Report on Form 8-K filed with the SEC on January 15, 2009, on January 15, 2009 the Company entered into a forbearance agreement (the “Agreement”) with YA Global pursuant to which YA Global agreed to forbear from exercising its rights and remedies under the Transaction Documents arising out of the existing defaults for the period (the “Forbearance Period”) commencing on January 15, 2009 and ending upon the occurrence of any of the following events: (i) the Company failure to comply with any terms or conditions set forth in the Agreement, or (ii) any occurrence or existence of any event of default under the Transactions Documents, other than the existing defaults. Upon the termination or expiration of the Forbearance Period, the agreement of YA Global to forbear will terminate; the effect of such termination will be to permit YA Global to exercise such rights and remedies immediately, including, but not limited to, the acceleration of repayment by the Company of all of its obligations to YA Global under the Transaction Documents.

On February 20, 2009, the Company entered into Amendment No. 1 to the Agreement effective as of February 17, 2009 with YA Global under which the date by which the Company must implement an acceptable cost cutting/growth plan was extended from January 30, 2009 to February 27, 2009.  In addition, the dates by which the Company must enter into agreements with Cambridge Industries Group (“CIG”) pursuant to which (i) products representing at least $2,000,000 of the Company’s current and future orders will be manufactured and supplied at prices which result in average profit margins to the Company of at least 25%, and (ii) CIG agrees to fund the Company’s iPhotonics ONT operations per the agreed upon cost cutting/growth plans, were each extended from January 30, 2009 to February 27, 2009. Moreover, the date by which the Company must enter into payment arrangements and/or standstill agreements to satisfy all of its accounts payable and provide to YA Global a budget detailing such payments and arrangements was extended from February 10, 2009 to February 27, 2009.

The Agreement was further amended to (a) provide that YA Global must notify Comerica Bank that it is releasing its notice of exclusive control over the Company’s account(s) until such time as YA Global notifies Comerica Bank that an event of default has occurred under the Transaction Documents, and (b) designate Mr. John Eger and Ms. Marcia Allen, the new Co-Chief Restructuring Officers of the Company, as the sole persons authorized to direct the disposition of deposits and the opening of cash accounts at Comerica Bank on behalf of the Company pursuant to that certain Control Account Agreement dated as of August 6, 2008 by and among Comerica Bank, the Company and YA Global.

First Amendment to Intercreditor and Subordination Agreement and Amended Direction Letter

As previously reported by Company in its Current Report on Form 8-K filed with the SEC on August 19, 2008, on August 13, 2008 the Company entered into an Intercreditor and Subordination Agreement with Landry Marks, L.P. (“Landry Marks”) and YA Global pursuant to which YA Global’s first priority security interests in all of the Company’s assets granted under the March 2007 and May 2008 Security Agreements were subordinated to Landry’s first priority security interest granted under that certain Factoring Agreement dated August 13, 2008 (the “Factoring Agreement”) with respect to all of the purchased accounts, future acquired accounts, and all other rights of payment owed to the Company. On February 20, 2009, the Company entered into the First Amendment to the Intercreditor and Subordination Agreement dated as of February 19, 2009 with YA Global and Landry Marks.

On February 20, 2009, the Company entered into an amended direction letter (the “Direction Letter”) with YA Global and Landry under which YA Global directed Landry Marks to purchase up to $700,000 of certain account receivables of the Company pursuant to the terms of the Factoring Agreement and pay such purchase price to the Company, less any fees and discounts payable to Landry Marks provided for in the Factoring Agreement, until such time as YA Global notifies Landry Marks that an event of default has occurred under the Transaction Documents.

The foregoing is a summary of certain material terms and conditions of Amendment No. 1 to the Agreement, the First Amendment to the Intercreditor and Subordination Agreement, and the Direction Letter, and not a complete discussion of those agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of those agreements attached to this Current Report on Form 8-K in Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

As previously reported by Company in its Current Report on Form 8-K filed with the SEC on December 31, 2008, on December 12, 2008 the board of directors of the Company elected to temporarily suspend all operations of the Company’s business, due to the Company's inability to secure the financing required to continue operations.  In connection with the Company’s temporary suspension of operations, the Company suspended the employment of substantially all of its employees, other than its executive officers, who were not being compensated during the temporary suspension of operations.

The Company resumed limited operations on January 19, 2009.  In addition, upon the execution on February 20, 2009 of Amendment No. 1 to the Agreement, the First Amendment to the Intercreditor and Subordination Agreement, and the Direction Letter, the Company has resumed normal operations.  However, management intends to continue to pursue financing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 effective as of February 17, 2009 to the Forbearance Agreement dated as of January 15, 2009 by and between TXP Corporation and YA Global Investments, L.P.
10.2	First Amendment to the Intercreditor and Subordination Agreement dated as of February 19, 2009 by and among TXP Corporation, YA Global Investments, L.P. and Landry Marks, L.P.
10.3	Amended Direction Letter dated as of February 19, 2009 by and among TXP Corporation, YA Global Investments, L.P. and Landry Marks, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: February 26, 2009	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer